UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2018

Date of Report (Date of earliest event reported)

DAVIDsTEA Inc.

(Exact name of registrant as specified in its charter)

Canada	001-37404	98-1048842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5430 Ferrier, Mount-Royal
Québec, Canada

(Address of principal executive offices)

(888) 873-0006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.  Other Events.

On September 14, 2018, DAVIDsTEA Inc. (the “Company”) announced that its Board Of Directors appointed Pat De Marco, CPA, CA as lead director. Mr. De Marco, who was elected to the Board of Directors at the Company’s annual meeting held on June 14, 2018, is also chair of the Audit Committee of the Board of Directors and a member of the Corporate Governance and Nominating Committee.

A copy of the press release issued on September 14, 2018, regarding the appointment of  Mr. De Marco as lead director is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	DAVIDsTEA Inc. Press Release dated September 14, 2018

EXHIBIT INDEX

Exhibit
Number	Description
99.1	DAVIDsTEA Inc. Press Release dated September 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September14, 2018	DAVIDsTEA Inc.

	By:	/s/ Herschel Segal
Herschel Segal
Executive Chairman and Interim Chief Executive Officer